EXHIBIT 99.2

Genprex Signs Exclusive License to Additional Diabetes Technology with the University of Pittsburgh

Technologies Licensed from University of Pittsburgh May Have the Potential to Provide Long-Term Efficacy and to Change the Course of this Disease for the Millions of Patients Around the World with Type 1 or Type 2 Diabetes

AUSTIN, Texas — (January 5, 2023) — Genprex, Inc. (“Genprex” or the “Company”) (NASDAQ: GNPX), a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes, today announced it has entered into an exclusive license agreement (the Agreement) with the University of Pittsburgh (Pitt), granting Genprex a worldwide, exclusive license to a patent application and related technology and a worldwide, non-exclusive license to use certain related know-how, all related to gene therapy for Type 2 diabetes using the genes of the Pdx1 and MafA transcription factors. The preclinical technology, GPX-003, is believed to work by rejuvenating diminished beta cells to increase insulin expression by introducing transcription factors controlled by an insulin promoter.

“This marks the Company’s third technology license this year supporting our diabetes program, demonstrating the continued strengthening of our intellectual property portfolio, our diabetes program, and our position as a lead innovator in emerging diabetes gene therapies,” said Rodney Varner, President and Chief Executive Officer of Genprex. “We are thrilled to have secured multiple cutting edge technologies from Pitt that expand our diabetes gene therapy program and specifically target Type 1 and Type 2 diabetes.”

“With this license agreement, Genprex now has a drug product candidate for Type 1 diabetes, GPX-002, that uses a glucagon promoter specifically optimized for use in alpha cells and another drug product candidate, GPX-003 for Type 2 diabetes, that uses an insulin promoter optimized for beta cells,” said Mark Berger, MD, Chief Medical Officer of Genprex. “Both product candidates are based on the same general gene therapy approach under Genprex’s original license that is comprised of a novel infusion process that uses an endoscope and an adeno-associated virus (AAV) vector to deliver Pdx1 and MafA genes directly to the pancreas. Each of these technologies may have the potential to provide long-term efficacy and to change the course of this disease for the millions of patients around the world with diabetes.”

All of the diabetes technologies licensed from Pitt by Genprex are out of the laboratory of George Gittes, MD, Professor of Surgery and Pediatrics and Chief of the Division of Pediatric Surgery at the University of Pittsburgh School of Medicine.

Genprex recently announced a license agreement with the University of Pittsburgh for a preclinical technology that transforms macrophages enabling them to reduce autoimmune activity in Type 1 diabetes, a technology that could be complementary to the Company’s GPX-002 diabetes technology.

In models of Type 1 diabetes, GPX-002 transforms alpha cells in the pancreas into functional beta-like cells, which can produce insulin but are distinct enough from beta cells to evade the body’s immune system. GPX-003 for Type 2 diabetes, where autoimmunity is not at play, is believed to rejuvenate and replenish exhausted beta cells.

Earlier studies in diabetic mouse models showed that an earlier version of GPX-002 restored normal blood glucose levels for an extended period of time, typically around four months. It is believed that the duration of restored blood glucose levels in mice could translate to decades in humans. Preliminary data from a more recent study in a non-human primate model of Type 1 diabetes also have been promising and are expected to be presented at a scientific meeting during the first quarter of 2023.

More than 537 million people around the world have diabetes, and in the U.S. alone, there are 37.3 million people with diabetes. In 2021, diabetes took the lives of more than 6.7 million people.

About Genprex, Inc.

Genprex, Inc. is a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes. Genprex’s technologies are designed to administer disease-fighting genes to provide new therapies for large patient populations with cancer and diabetes who currently have limited treatment options. Genprex works with world-class institutions and collaborators to develop drug candidates to further its pipeline of gene therapies in order to provide novel treatment approaches. Genprex’s oncology program utilizes its proprietary, non-viral ONCOPREX® Nanoparticle Delivery System, which the Company believes is the first systemic gene therapy delivery platform used for cancer in humans. ONCOPREX encapsulates the gene-expressing plasmids using lipid nanoparticles. The resultant product is administered intravenously, where it is then taken up by tumor cells that express tumor suppressor proteins that are deficient in the body. The Company’s lead product candidate, REQORSA® (quaratusugene ozeplasmid), is being evaluated in two clinical trials as a treatment for non-small cell lung cancer (NSCLC) (with each of these clinical programs receiving a Fast Track Designation from the Food and Drug Administration) and for small cell lung cancer. Genprex’s diabetes gene therapy approach is comprised of a novel infusion process that uses an endoscope and an adeno-associated virus (AAV) vector to deliver Pdx1 and MafA genes directly to the pancreas. In models of Type 1 diabetes, GPX-002 transforms alpha cells in the pancreas into functional beta-like cells, which can produce insulin but are distinct enough from beta cells to evade the body’s immune system. In a similar approach, GPX-003 for Type 2 diabetes, where autoimmunity is not at play, is believed to rejuvenate and replenish exhausted beta cells.

For more information, please visit the Company’s web site at www.genprex.com or follow Genprex on Twitter, Facebook and LinkedIn.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K for the year ended December 31, 2021.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the timing and success of Genprex’s clinical trials and regulatory approvals, including the extent and impact of the COVID-19 pandemic; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes; Genprex’s future growth and financial status; Genprex’s commercial and strategic partnerships, including those with its third party manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; and Genprex’s intellectual property and licenses.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Genprex, Inc.

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